UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2017 (April 18, 2017)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2017 (the “Effective Date”), Sanchez Energy Corporation (the “Company”), each of SN Palmetto, LLC (f/k/a SEP Holdings III, LLC) (“SN Palmetto”), SN Marquis LLC (“SN Marquis”), SN Cotulla Assets, LLC (“SN Cotulla”), SN Operating, LLC (“SN Operating”), SN TMS, LLC (“SN TMS”), SN Catarina, LLC (“SN Catarina”), SN EF Maverick, LLC (“SN Maverick”) and Rockin L Ranch Company, LLC (“RLRC” and together with SN Palmetto, SN Marquis, SN Cotulla, SN Operating, SN TMS, SN Catarina and SN Maverick, collectively, the “Guarantors” and the Guarantors and the Company, collectively, the “Loan Parties”), Royal Bank of Canada, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into an eighth amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of June 30, 2014, by and among the Company, the Guarantors, the Administrative Agent and the lenders party thereto (as amended, the “Credit Agreement”).

The Amendment, among other things, amended the Credit Agreement and its exhibits and schedules to (a) reflect the formation of additional restricted subsidiaries and unrestricted subsidiaries, (b) change certain covenant baskets, decrease or eliminate certain other baskets primarily related to repurchases of securities, and revise the limitations on swap agreements, (c) update certain schedules to the Credit Agreement, and (d) provide for other technical amendments, clarifications and corrections.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

This summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 by reference.

Item 8.01 Other Events.

On April 19, 2017, the Administrative Agent notified the Company that the scheduled redetermination of the Borrowing Base (as defined in the Credit Agreement) has been completed, and the Required Lenders (as defined in the Credit Agreement) have reaffirmed the $350.0 million Borrowing Base effective as of April 19, 2017. Borrowings under the Credit Agreement are limited to the lesser of the Borrowing Base and the Aggregate Elected Commitment Amount (as defined in the Credit Agreement), which remained unchanged at $300.0 million.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Eighth Amendment to Second Amended and Restated Credit Agreement, dated as of April 18, 2017, by and among Sanchez Energy Corporation, as borrower, SN Palmetto, LLC (f/k/a SEP Holdings III, LLC), SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, SN Catarina, LLC, SN EF Maverick, LLC, and Rockin L Ranch Company, LLC, as guarantors, Royal Bank of Canada, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: April 24, 2017	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Eighth Amendment to Second Amended and Restated Credit Agreement, dated as of April 18, 2017, by and among Sanchez Energy Corporation, as borrower, SN Palmetto, LLC (f/k/a SEP Holdings III, LLC), SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, SN Catarina, LLC, SN EF Maverick, LLC, and Rockin L Ranch Company, LLC, as guarantors, Royal Bank of Canada, as administrative agent, and the lenders party thereto.